Exhibit 99.1

NEWS RELEASE

Investor Contact:	James M. Griffith	News Media Contact:	Blair C. Jackson
	Senior Vice President		Vice President
	Investor Relations		Corporate Communications
	(479) 201-5514		(479) 201-5263
Beverly Enterprises Reports Progress In
Merger Process With North American Senior Care
FORT SMITH, Ark., October 21, 2005 — Beverly Enterprises, Inc. (“BEI”) (NYSE: BEV) today said that North American Senior Care, Inc. (NASC) today provided the following to BEI:

▪	Debt Commitment Letters Totaling $1.875 billion. NASC has provided BEI with letters of commitment for the debt portion of the transaction, totaling $1.875 billion. The debt commitment includes $1.325 billion in first lien mortgages from Credit Suisse First Boston, as well as $550 million of various forms of debt commitments from CapitalSource Financial, LLC.

▪	Solvency Opinion. NASC has provided the company with a solvency opinion from a nationally recognized investment banking firm, as contemplated in the merger agreement.
A previously announced amendment to the merger agreement between BEI and NASC required NASC to deliver the solvency opinion and the debt commitment letters to BEI by October 21, 2005. By November 18, 2005, NASC is obligated to fulfill the balance of its financing commitments, including an unconditional equity commitment of $350 million, and a letter of credit for $50 million, to increase the initial good faith deposit already paid to BEI of $10 million to a total of $60 million.
IMPORTANT INFORMATION
In connection with the merger with North American Senior Care, Inc. (“NASC”), Beverly Enterprises, Inc. (“BEI”) will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY

BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with North American Senior Care are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.
In addition, our results of operations, financial condition and cash flows may be adversely impacted by the recently concluded auction process and the announcement of the proposed transaction with North American Senior Care, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the transaction with North American Senior Care. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.
# # #

2